CONSULTING AGREEMENT


         THIS CONSULTING AGREEMENT (the "Agreement") is effective this 4th day of April, 2001, by and between JEAN CHARLES INCORPORATED, a Utah corporation, (the "Corporation") and John van der Hagen and Mary van der Hagen ("Consultants").

                                    RECITALS:

         WHEREAS, the Corporation purchased substantially all of the assets of Surrey, Inc. under an agreement for Purchase and Sale of Assets dated April 4th, 2001; and

         WHEREAS, the Corporation wishes to enter into this Agreement in order to obtain assistance, advice, and consultation from Consultants with respect to product development for the Corporation, as well as matters involving the future growth of the Corporation.

                                    AGREEMENT

         NOW, THEREFORE, for and in consideration of the promises of Consultants and the Corporation contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the Corporation and Consultants, the parties hereto hereby agree as follows:

         1. Defined Terms. As used in This Agreement, the following terms have the respective meanings set forth below:

         a.  "Agreement"   has  the  meaning  set  forth  in  the   introductory
             paragraph.

         b.  "Consultants" has the meaning set forth above.

         c.  "Consultant  Indemnified  Parties"  has the  meaning  set  forth in
             Section 6.

         d.  "Consulting Services" has the meaning set forth in Section 2.

         e.  The "Corporation" has the meaning set forth in the Recitals.

         f. "Person" means any individual, partnership, corporation, limited liability company, trust, unincorporated organization, or other legal entity, or any government or agency or political subdivision thereof.

         2. Consulting Services. The Consultants shall render assistance, advice, and consultation to the Corporation, upon request by the Corporation, relative to its product development and future growth of the Corporation (the "Consulting Services").

         3. Term. This Agreement shall terminate on April 1st, 2016, unless extended for additional periods by an instrument in writing. It shall also terminate on the death of both of the Consultants.

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         4. Compensation.

             (a) In consideration of Consultants' agreement to provide the Consulting Services, the Corporation shall pay the Consultants the aggregate sum of Ten Thousand Dollars ($10,000.00) per month for services rendered, commencing April 30, 2001, and continuing accordingly therewith.

             (b)  The   compensation   shall  be  payable  whether  or  not  the
Corporation utilizes the services of the Consultants.

         5. Benefits. The Corporation shall provide each Consultant medical insurance coverage (PPO or better) throughout the term of this agreement and the use of one (1) company car. A new company car shall be provided every third year and the company car shall be equivalent to a Chevrolet Suburban.

         6. Authority of Consultants. The Corporation and Consultants agree that Consultants do not currently, and will not under the terms of this Agreement, have control or direction over the Corporation or its actions or policies. The Corporation and Consultants further agree that Consultants are not currently, and under this Agreement will not be, agents of the Corporation.

         7. Indemnification. From and after the date of the Agreement, the Corporation agrees to indemnify, defend and hold harmless Consultants, their respective employees, agents, consultants, representatives, successors, transferees and assigns (collectively, the "Consultant Indemnified Parties") from, against and in respect of any and all judgments, claims, causes of action, demands, losses, fines, penalties, costs, expenses, liabilities, and damages (whether actual, consequential, or punitive), including all related interest, penalties, reasonable attorneys' fees, disbursements and costs of investigations, deficiencies, levies, duties arising directly or indirectly out of the Corporations' breach of this Agreement, the operation of its business, or the Corporation's acquisition and use of Surrey, Inc's assets.

         8. Successors and Assigns. The Corporation and the Consultants may not assign any rights or delegate any duties under this Agreement to any person without the prior written consent of the other party. Except as expressly set forth in this Section, this Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties.

         9. Amendment. This Agreement may be amended only with the written consent of the Corporation and Consultants.

         10. Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED IN TEXAS.

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         11.  Severability.  If any  provision in this  Agreement is rendered or declared illegal, invalid, or unenforceable by reason of any rule of law, public policy, or final judicial decision, all other terms and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby are not affected in any manner adverse to the Corporation or Consultants. Upon such determination that any term or other provision is invalid, illegal, or incapable of being enforced, the Corporation and Consultants shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties hereto as closely as possible to the end that the transactions contemplated hereby are fulfilled to the fullest extent possible.

         12. Location . All obligations under this agreement are and shall be performable in the county of Employees residence.

         13. Entire Agreement and Modification. There are no oral agreements between the parties. This Agreement constitutes the entire agreement between the parties relating to the subject matter hereof and thereof and all prior agreements relative thereto which are not contained herein are terminated. This Agreement may be amended, revised, waived, discharged, released or terminated only by a written instrument or instruments executed by the party against which enforcement of the amendment, revision, waiver, discharge, release or termination is asserted. Any alleged amendment, revision, waiver, discharge, release or termination, which is not so documented, shall not be effective as to any party.

         EXECUTED this 4th day of April, 2001.

                                            JEAN CHARLES INCORPORATED,
                                            a Utah corporation


                                            By
                                               --------------------------------
                                                    Steve Yeoman, President



                                               --------------------------------
                                                    John van der Hagen


                                               --------------------------------
                                                    Mary van der Hagen


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